Exhibit 13(b)

Carlos V. Ubiñas and William Rivera, of Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc., each certify that:

1.       This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
President

By:	/s/ William Rivera
William Rivera
First Vice President and Treasurer

Date:	June 1, 2023